UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 2, 2026

NANO DIMENSION LTD.

(Exact name of registrant as specified in its charter)

State of Israel

(State or Other Jurisdiction

of Incorporation)

001-37600	52-0029109
(Commission File Number)	(I.R.S. Employer Identification No.)

60 Tower Road Waltham, MA	02451
(Address of Principal Executive Offices)	(Zip Code)

(866) 496-1805

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol:	Name of Each Exchange on Which Registered:
American Depositary Shares each representing one Ordinary Shares par value NIS 5.00 per share (1) Ordinary Shares, par value NIS 5.00 per share (2)	NNDM	The Nasdaq Stock Market LLC
Rights to Purchase American Depositary Shares, each American Depositary Share representing one Ordinary Share, par value NIS 5.00 per share	NNDM	The Nasdaq Stock Market LLC

(1) Evidenced by American Depositary Receipts.

(2) Not for trading, but only in connection with the listing of the American Depositary Shares.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 2, 2026, Nano Dimension Ltd., a company incorporated under the laws of the State of Israel (the “Company,” “us,” “we” or “Nano”), entered into a Rights Agreement (the “Rights Agreement”) with The Bank of New York Mellon, as rights agent, to protect the interests of the holders of the Company’s American Depository Shares (each, an “ADS” and collectively, “ADSs”). The Rights Agreement, if triggered, will significantly dilute the ownership of any Acquiring Person (as defined below). The Board of Directors of the Company (the “Board”) believes the Rights Agreement is an effective course of action for the Board to fulfill its fiduciary duties to the Company and to enable ADS holders to realize the long-term value of their investment. The Rights Agreement was adopted following a careful evaluation and consultation with the Company’s external advisors.

The adoption of the Rights Agreement is not intended to prevent or interfere with any action with respect to Nano that the Board determines to be in the best interests of the Company. Instead, it will position the Board to fulfill its fiduciary duties by ensuring that the Board has sufficient time to make informed judgments about any attempts to control or significantly influence the Company. The Rights Agreement will encourage anyone seeking to gain a significant interest in Nano to negotiate directly with the Board prior to attempting to control or significantly influence the Company. Further to those goals, the Rights (as defined below) may cause substantial dilution to a person or group that acquires beneficial ownership of 9.99% or more of the ordinary shares then outstanding, par value NIS 5.00 per share, of the Company (“Ordinary Shares”).

We provide a summary of the terms of the Rights Agreement below. The below description is only a summary and is qualified in its entirety by reference to the full text of the Rights Agreement, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K (the “Form 8-K”).

Summary of the Rights Agreement

The Rights; Rights Agreement

The Board has authorized, pursuant to the Rights Agreement, the issuance of one special purchase right (a “Right”) for each ADS, each ADS representing one Ordinary Share, outstanding at the close of business on February 13, 2026. The Rights will initially trade with, and will be inseparable from, the corresponding ADSs. The Rights are evidenced only by the balances indicated in the ADS register maintained by The Bank of New York Mellon (the “Depositary”) with respect to uncertificated ADSs or, in the case of certificated ADSs, the certificates that evidence those ADSs. New Rights will accompany any new ADSs that are issued from February 13, 2026 until the earliest of the Distribution Record Date, the Redemption Date and the Final Expiration Date (as defined below).

The Rights will be issued pursuant to a Rights Agreement, dated as of February 2, 2026 (the “Rights Agreement”), by and between the Company and The Bank of New York Mellon, in its capacity as rights agent (the “Rights Agent”). Capitalized terms used in this Form 8-K but not otherwise defined herein have the meanings given to them in the Rights Agreement.

Each Right will allow its holder to purchase from the Company one (1) ADS, at a purchase price of $0.01 per ADS, once the Rights become exercisable. Prior to exercise, the Right does not give its holder any dividend, voting, or liquidation rights or other rights as an ADS holder of the Company.

Exercisability

The Rights will not be exercisable until the Company, after consultation with the Rights Agent, determines the distribution date for the Rights which shall be as soon as practicable after the earlier of: (a) the Close of Business on the tenth (10th) day after the public announcement or public disclosure that a person or group has become an “Acquiring Person” by obtaining beneficial ownership of 9.99% or more of the Company’s outstanding Ordinary Shares (subject to the parameters and exceptions described below and in the Rights Agreement, an “Acquiring Person”), except if such person or group has become an Acquiring Person pursuant to an offer approved by the Board; or (b) the Close of Business on the tenth (10th) day (or a date determined by the Board before any person or group becomes an Acquiring Person) after a person or group consummates a tender or exchange offer (except if such person or group has become an Acquiring Person pursuant to an offer approved by the Board) which, if consummated, would result in that person or group becoming an Acquiring Person. The earlier of such dates, upon which the Rights become exercisable, is referred to as the “Distribution Record Date”.

A Person shall not be deemed to beneficially own any security if any agreement, arrangement or understanding pursuant to which such Person has the right to vote such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act of 1934, as amended (the “Exchange Act”), including the disclosure requirements of Schedule 14A thereunder, and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report).

Until the Distribution Record Date, the balances in the register maintained by the Depositary with respect to uncertificated ADSs or, in the case of certificated ADSs, the certificates evidencing those ADSs will also evidence the Rights, and any transfer of ADSs will also constitute a transfer of Rights. After the Distribution Record Date, the Rights will separate from the ADSs and be evidenced solely by entries in the register maintained by the Rights Agent, or, in the case of certificated Rights, by Right certificates. Any Rights held by an Acquiring Person or any Associate or Affiliate thereof are void and may not be exercised.

Consequences of a Person or Group Becoming an Acquiring Person

If a person or group becomes an Acquiring Person, then beginning on the Distribution Record Date, all holders of Rights except the Acquiring Person or any Associate or Affiliate thereof may, for a purchase price of $0.01 per one ADS, purchase one (1) ADS.

If the Company is later acquired in a merger or similar transaction after the Distribution Record Date, each holder of a Right except the Acquiring Person or any Associate or Affiliate thereof may, for a purchase price of $0.01 per ADS, purchase, in lieu of ADSs representing Ordinary Shares, one (1) times the number of securities of the acquiring corporation, that each ADS holder of the Company is entitled to for each Ordinary Share.

Scope of “Acquiring Person” Definition

An “Acquiring Person” is any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 9.99% or more of the Ordinary Shares of the Company then outstanding, but shall not include the Company, any Subsidiary of the Company, any shares issued and/or issuable pursuant to a Permitted Offer or under a benefit or share ownership plan of the Company or any Subsidiary of the Company, or any entity holding Ordinary Shares for or pursuant to the terms of any such plan. Notwithstanding the foregoing, no Person shall become an “Acquiring Person” as the sole result of an acquisition of Ordinary Shares by the Company which, by reducing the number of Ordinary Shares of the Company outstanding, increases the proportionate number of Ordinary Shares of the Company beneficially owned by such Person to 9.99% or more of the Ordinary Shares of the Company then outstanding; provided, however, that, if a Person shall become the Beneficial Owner of 9.99% or more of the Ordinary Shares of the Company then outstanding by reason of share purchases by the Company and shall, after such share purchases by the Company, become the Beneficial Owner of any additional Ordinary Shares of the Company, then such Person shall be deemed to be an Acquiring Person. Notwithstanding the foregoing, if the Board determines in good faith that a Person who would otherwise be an Acquiring Person has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of Ordinary Shares, so that such Person would no longer be an Acquiring Person, as defined pursuant to the foregoing provisions of this paragraph, then such Person shall not be deemed to be an Acquiring Person for any purposes of the Rights Agreement. A “Permitted Offer” means an offer to purchase securities of the Company or a transfer of securities of the Company, that the Board has determined is both adequate and otherwise in the best interests of the Company.

Redemption and Termination

The Board may, at its option, at any time prior to such time that any Person becomes an Acquiring Person, for no consideration, redeem all but not less than all the then outstanding Rights (the effective date of redemption, the “Redemption Date”). The redemption of the Rights by the Board may be made effective at such time, on such basis and with such conditions as the Board, in its sole discretion, may establish. Immediately upon the effectiveness of the action of the Board ordering the redemption of the Rights, and without any further action and without any notice, the right to exercise the Rights will terminate and the Company may terminate the Rights Agreement.

Exchange

The Board may, at its option, at any time after any Person becomes an Acquiring Person, determine, and instruct the Rights Agent, to exchange all or part of the then outstanding and exercisable Rights (except for Rights that have become void) for ADSs at an exchange ratio of one (1) ADS per Right, appropriately adjusted to reflect any adjustment in the number of Rights (the “Exchange Ratio”). However, the Board will not be empowered to effect such exchange at any time after any Person (other than the Company, any Subsidiary of the Company, any employee benefit or stock ownership plan of the Company or any such Subsidiary, or any entity holding Ordinary Shares for or pursuant to the terms of any such plan), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the Ordinary Shares then outstanding.

Immediately upon the action of the Board ordering the foregoing exchange, the right to exercise the Rights that are to be exchanged will terminate and the only right thereafter of a holder of such Rights shall be to receive that number of ADSs equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. In the event that there shall not be sufficient Ordinary Shares issued but not outstanding or authorized but unissued to permit any exchange of Rights, the Company will take all such action as may be necessary to authorize additional Ordinary Shares for issuance upon exchange of the Rights.

Compliance with Law

The Rights Agreement shall not be deemed as limiting the Board from taking any actions (or refraining from taking any actions), which the Board reasonably believes are required to adhere with applicable law, including without limitations, The Israeli Companies Law, and any applicable fiduciary duties.

Anti-Dilution Provisions

The Board may adjust the purchase price of the ADSs, the number of ADSs issuable and the number of outstanding Rights to prevent dilution that may occur from a share dividend, a share split, or a reclassification of the Ordinary Shares or ADSs. No adjustments to the exercise price of less than 1% will be made.

Amendments

The terms of the Rights Agreement may be amended by the Board without the consent of the holders of the Rights. After a person or group becomes an Acquiring Person, the Board may not amend the Rights Agreement in a way that adversely affects holders of the Rights.

Expiration

The Rights will expire on February 1, 2027 (the “Final Expiration Date”).

Item 3.03	Material Modification to Rights of Security Holders.

See the description set out under “Item 1.01 - Entry into a Material Definitive Agreement,” which is incorporated by reference into this Item 3.03.

Item 8.01	Other Events.

On February 2, 2026, the Company announced the adoption of the Rights Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Rights Agreement, dated as of February 2, 2026, by and between Nano Dimension Ltd. and The Bank of New York Mellon, as rights agent (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form 8-A filed by the Company with the Commission on February 3, 2026).

99.1	Press Release issued by Nano Dimension Ltd. on February 2, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NANO DIMENSION LTD.

Date: February 3, 2026	By:	/s/ John Brenton
John Brenton
Chief Financial Officer